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                                                                 EXHIBIT 10.20

                              CONSULTING AGREEMENT

                     MARK AUERBACH & OAKHURST COMPANY, INC.

Agreement (this "AGREEMENT") made effective this 19th day of December 1995 by and between Oakhurst Company, Inc. (the "COMPANY") and Mark Auerbach ("MR. AUERBACH") upon the following terms and conditions:


1.       TERM:

         (a) The term of this Agreement shall commence on December 19, 1995 and shall continue through December 31, 1996.

         (b) The Company shall have the option to extend this Agreement for an additional one-year period commencing January 1, 1997 and ending December 31, 1997 by giving Mr. Auerbach written notice of such extension on or before October 1, 1996.

         (c) During the last three calendar months of the Term (as defined below), upon the request of the Company, Mr. Auerbach shall resign his Chairmanship of the Board of Directors and any or all of the officer positions with the Company and its subsidiaries. Any such resignations, however, shall not relieve the Company of its obligation to continue to pay Mr. Auerbach the consulting fee provided for herein through end of the Term.

         (d) The initial the term of this Agreement together with the extension thereof if the Company shall exercise its option to extend are hereinafter referred to as the "TERM".


2.       SERVICES:

         (a) Mr. Auerbach shall provide to the Company the services of a Chairman of the Board of Directors, a Chief Executive Officer and a Chief Financial Officer. Mr. Auerbach shall devote such time to the rendering of such services as is appropriate and commensurate with the responsibilities of those offices and he shall perform such services at such times and at such places as he shall deem necessary and appropriate.

         (b) No restrictions will be placed on other activities of Mr. Auerbach, subject, however, to Section 6(a)(iv), below, provided that such activities are not competitive with those of the Company and that they do not interfere with the fulfillment by Mr. Auerbach of his obligations under this Agreement.


3. CONSULTING FEE: The Company shall pay Mr. Auerbach a consulting fee of ten thousand dollars ($10,000) per month. This fee shall be paid monthly in advance on or about the first business day of each calendar month during the Term.


4. STOCK OPTION: Effective on the date hereof, the Company is granting to Mr. Auerbach a ten-year stock option to purchase one hundred thousand (100,000) shares of the Company's common stock. The option shall be set forth in the form of the non-qualified stock option agreement attached as Exhibit A.


5. BUSINESS EXPENSES: Mr. Auerbach shall be reimbursed in accordance with Company policies for all reasonable business expenses incurred by him in the performance of his consulting services hereunder, including, but without limitation thereto, travel from his office and/or residence to the Company's facilities. Mr. Auerbach's expense reports will be subject to review on a periodic basis by the Board of Directors of the Company.




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6.       TERMINATION:

         (a) Termination By the Company: This Agreement may be terminated by the Company only pursuant to the following provisions:

                 i. For Cause, by written notice to Mr. Auerbach and payment to him of his consulting fees accrued, but not paid through the date of termination.

                 ii. Without Cause upon payment to Mr. Auerbach in a lump sum the consulting fees that would have otherwise have been paid to him hereunder for the balance of the Term, but for such termination.

                 iii. "Cause" shall mean any act or acts by Mr. Auerbach of dishonesty or fraud or that constitute serious moral turpitude; or misconduct of a material nature or a material breach in connection with the performance by him of his responsibilities hereunder.

                 iv. Upon ninety (90) days' prior written notice to Mr. Auerbach if a majority of the directors of the Company other than Mr. Auerbach determines in good faith in the exercise of their sole and absolute discretion that he has failed to devote adequate time to rendering the services provided for hereunder.

                 v. Upon the death or permanent disability of Mr. Auerbach, but only after continued payment of his consulting fees for a period of three (3) months after his death or permanent disability.

         (b) Termination By Mr. Auerbach: This Agreement may be terminated by Mr. Auerbach on ninety (90) days' prior written notice to the Company. The Company may deem any such notice given by Mr. Auerbach as a resignation by him, effective upon the giving of such notice, of all of the directorships and offices then held by him in the Company and its subsidiaries, but the Company shall nevertheless continue to pay to him his consulting fees during such ninety-day period.


7. NOTICES: All notices required or permitted under this Agreement shall be in writing and shall be deemed given either (a) when hand delivered to a party; (b) when deposited with a courier service with instructions to provide next-business-day delivery and proof of delivery; or (c) when sent by facsimile transmission as follows:

           If to the Company, at:   1001 Santerre Drive
                                    Grand Prairie, Texas 75050
                                       Attention: General Counsel
                                    Facsimile No.: (214) 660-4465

                   with a copy to   Robert M. Davies
                                    434 North Street
                                    Greenwich, Connecticut 06830
                                    Facsimile No.: (203) 625-9841

           If to Mr. Auerbach at:   108 Barnes Road
                                    Stamford, Connecticut 06902
                                    Facsimile No.: (203) 968-2718



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           or to such other address of a party as that party shall notify the other party in the manner provided herein.


8. PRORATION: To the extent that Mr. Auerbach's consulting fees need to be prorated for a period of less than a full calendar month, his consulting fees shall be deemed earned on a daily basis and shall be pro rated based on a 365-day year.


9.         ENTIRE AGREEMENT ETC.

           (a) This Agreement together with Exhibit A hereto contains the entire understanding of the parties; shall not be amended except by written agreement of the parties signed by each of them; and shall be binding upon and inure to the benefit of the parties and their successors, personal representatives and assigns.

           (b) The words "herein", "hereof", "hereunder", "hereby", "herewith" and words of similar import when used in this Agreement shall be construed to refer to this Agreement as a whole.

           (c) No waiver of any term or condition contained herein shall be binding upon the parties unless made in writing and signed by the party to be bound thereby.

           (d) The captions of the paragraphs herein are for convenience only and shall not be used to construe or interpret this Agreement.


In Witness Whereof, the parties have executed and delivered this Agreement as of the date first set forth above.


OAKHURST COMPANY, INC.





By:  /s/ ROBERT M. DAVIES                      /s/ MARK AUERBACH
    ------------------------------             ------------------------------
    Robert M. Davies                           Mark Auerbach
    Chairman, Compensation Committee


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                             OAKHURST COMPANY, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT



Grantee:                               MARK AUERBACH

Grant Date:                            DECEMBER 19, 1995

Option Shares:                         100,000

Date All Shares are Exercisable:       DECEMBER 19, 1996

Last Day to Exercise Option:           DECEMBER 19, 2006


This Option Agreement dated as of the Grant Date set forth above is made between Oakhurst Company, Inc. and you, MARK AUERBACH, and evidences the Company's grant of a non-qualified stock option (the "Option") to purchase the number of Option Shares of the Company's Common Stock, $0.01 par value, per share, set forth above at the per-share option prices set forth below pursuant to the terms and conditions of this Option Agreement.

This Option has been granted pursuant to a Consulting Agreement dated December 19, 1995 between you and the Company (the "Consulting Agreement").


1.       Exercisability and Option Exercise Price.

         (a) The Option Shares shall become exercisable in two (2) equal installments, as follows:

                 i. 50,000 shares from and after the Grant Date at a per-share option exercise price of one dollar and twenty-five cents ($1.25); and

                 ii. 50,000 shares from and after December 19, 1996 at a per-share option exercise price of two dollars ($2.00).

         (b)     provided however, that if prior to December 19, 1996 --

                 i. the Company terminates the Consulting Agreement for Cause (as defined and as provided for therein);

                 ii. the Company gives you notice of termination of the Consulting Agreement pursuant to Section 6(a)(iv) thereof; or

                 iii. you give the Company notice of termination of the Consulting Agreement pursuant to Section 6(b) thereof;

                          then the second installment of 50,000 shares shall not become exercisable hereunder.

         (c) Except as otherwise provided herein, you may purchase any one or more of the Option Shares that become exercisable at a given date from that date through and including the Last Day to Exercise Option, set forth above.


2. Exercises. For an exercise to be effective, the Company must receive from you:

         (a) A written notice directed to the Secretary of the Company, signed by you stating the Option Grant Date and the number of whole Option Shares you wish to purchase; and

         (b) Payment for the Option Shares either (a) by cashier's or certified check; or (b) with the consent of the Stock Plans Committee of the Board of Directors, by the transfer to the Company of Company common stock having a fair market value equal to the purchase price of the Option Shares being purchased, all according to the rules and regulations of such Committee.

3.       Issuance of Option Shares.

         (a) You will have no rights as a shareholder of the Company with respect to any Option Shares purchased under this Option until a certificate representing such shares has been issued and delivered to you.


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         (b)     The Company will not be obligated to deliver a certificate for any Option Shares to you unless --

                 i. Provision acceptable to the Company has been made for the payment of any federal, state and local taxes that are due or that are required to be withheld by the Company because of the purchase of the Option Shares; and

                 ii. There has been compliance with all federal and state laws and regulations that the Company deems applicable, and all other legal matters in connection with the issuance and delivery of the Option Shares have been approved by the Company's counsel.


4. Non-Transferability. Except as expressly otherwise provided in the Plan, this Option is exercisable only by you during your lifetime. In addition, this Option may not be assigned or transferred except by will or according to the laws of descent and distribution in the absence of a will.


5.       The 1994 Omnibus Stock Plan.

         (a) A copy of the Company's 1994 Omnibus Stock Plan (the "Plan") is furnished to you with this Agreement. If an amendment to the Plan that has been adopted by the Board of Directors to increase the number of shares that may be issued under the Plan from 350,000 shares to 500,000 shares is approved by the stockholders of the Company, this option shall relate to shares issuable under the Plan.

         (b) If such amendment is not so approved, this Option shall not relate to any shares issuable under the Plan, but shall instead relate to other authorized but unissued shares of the Corporation's common stock.

         (c) In the case of any ambiguity in, or any conflict between or among, the terms of the Consulting Agreement, this Option Agreement and, to the extent applicable, the Plan, the provisions of those documents shall take precedence in the following, descending order: the Consulting Agreement, this Option Agreement and the Plan.


6. Adjustments. The number and kind of shares issuable under this Option Agreement and the per-share option prices will be adjusted to account for reorganizations, mergers, recapitalization, or the like in the manner and to the extent provided for in Paragraph 13 of the Plan, irrespective of whether the Option Shares are issuable under the Plan or not.


In Witness Whereof, the parties have executed this Option Agreement as of the Grant Date.


OAKHURST COMPANY, INC.                        GRANTEE





BY:  /s/ ROBERT M. DAVIES                     /s/ MARK AUERBACH
    ----------------------------              --------------------------------
    Robert M. Davies                          Mark Auerbach
    Chairman, Compensation Committee